UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

(as filed)

Filed by the Registrant ☒                            Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

CALIFORNIA MICRO DEVICES CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Registrant late yesterday issued the following news release and today posted the news release to its http://annualmeeting.cmd.com website under the press releases tab. Also posted today to that website under the September 14, 2009, item under the press releases tab is a copy of the shareholder letter from Ainsley Capital Management, LLC. A copy of that letter follows the news release in this filing.

CALIFORNIA MICRO DEVICES RECEIVES LETTER OF SHAREHOLDER SUPPORT

MILPITAS, Calif. – September 14, 2009 – California Micro Devices (Nasdaq Global: CAMD) (“CMD”, “CalMicro” or “The Company”) today received the following letter from Ainsley Capital Management LLC, a significant long-term shareholder. In the letter, which was addressed to Robert V. Dickinson, the Company’s chief executive officer, Ainsley expressed support for the re-election of all seven of the Company’s directors at the upcoming Annual Meeting of Stockholders, to be held on September 17, 2009. The full text of the letter follows:

Bob,

Current management came to CalMicro in Fiscal 2002 when over 90% of CalMicro revenues came from mature markets in personal computers, telecom equipment, and other markets that CalMicro no longer participates in, including unprofitable foundry production. At the end of Fiscal 2002, CalMicro had equity per weighted share equivalent of $0.63, cash and restricted cash of $8 million, and debt of $9 million.

Today CalMicro has strong market positions and nearly 90% of its revenues in mobile phone, high brightness LED lighting, flat panel HD TV and other consumer products markets. Cal Micro has a very strong customer base including all of the top 5 mobile handset makers as well as leading consumer electronics companies. Despite navigating this difficult transition, CalMicro increased revenues over the four fiscal quarters ended June 30, 2009 by 49% since Fiscal 2002, and as of June 30, 2009, has a very clean balance sheet with equity per weighted share equivalent of $2.20 per share, $44.3 million in cash and has paid off all debt.

I support voting for the current board of directors in the current shareholder proxy vote.

Sincerely,

/s/ Alan Ainsley Hicks
Alan Ainsley Hicks

In addition, Kaufman Brothers Equity Research issued a report on its recent Investors Conference in which CMD participated. The report supports management’s strategic plan for building shareholder value, noting: “We believe CAMD is benefiting from strong handset demand and is also seeing share gains at Tier-1 handset OEMs. Looking ahead, we also believe that CAMD will see outgrowth in its newer LED business segment.”

CMD’s Board of Directors unanimously recommends that stockholders vote FOR ALL of the Company’s directors – Jon Castor, Robert Dickinson, Wade Meyercord, Ed Ross, David Sear, John Sprague and David Wittrock – on the WHITE proxy card. CMD has already committed that, if its directors are re-elected, it will add two of Dialectic Capital’s nominees to the Board, if they are willing to serve.

CMD stockholders are reminded that their vote is important, no matter how many shares they own. Whether or not they attend the Annual Meeting, CMD stockholders are encouraged to submit a WHITE proxy by Internet, telephone or by signing and dating the WHITE proxy card itself and returning it as soon as possible. If stockholders have any questions or need assistance in voting, please call Innisfree M&A Incorporated, who is acting as CMD’s proxy solicitor and can be reached toll-free at (877) 456-3442 or collect at (212) 750-5833.

About California Micro Devices Corporation

California Micro Devices Corporation is a leading supplier of protection devices for the mobile handset, high brightness LED (HBLED), digital consumer electronics and personal computer markets. Detailed corporate and product information may be accessed at www.cmd.com.

Additional Information

In connection with its 2009 annual meeting of stockholders, California Micro Devices Corporation has established a website, http://annualmeeting.cmd.com, where stockholders may obtain information related to our annual meeting, including our proxy statement and annual report, and may vote.

Forward Looking Statement Disclaimer

All statements contained in this press release that are not historical facts are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. They are not guarantees of future performance or events. Rather, they are based on current expectations, estimates, beliefs, assumptions, and goals and objectives and are subject to uncertainties that are difficult to predict. As a result, our actual results may differ materially from the statements made. Often such statements can be identified by their use of words such as will, intends, expects, plans, believes, anticipates, and estimates. Forward-looking statements include Kaufman Brothers Equity Research’s beliefs that we are benefiting from strong handset demand and are also seeing share gains at Tier-1 handset OEMs and that in the future we will see outgrowth in its newer LED business segment. These forward-looking statements are based upon assumptions about and assessment of the future, which may or may not prove true, and involve a number of risks and uncertainties including, but not limited to whether our customers experience the demand we anticipate for their products particularly in the handset and high brightness LED markets, whether CMD can penetrate the high brightness LED market and whether such market will grow, whether there is increasing global economic stability, whether the designed performance of our devices satisfies our customers’ requirements so that they continue to design our devices into their products, whether our devices perform to their design specification, whether competitors introduce devices at lower prices than our devices causing price erosion and/or loss of market share for us, and whether we encounter any difficulty in obtaining the requisite supply of quality product from our contract manufacturers, contract assemblers and test houses without interruption or unanticipated price increases as well as the risk factors detailed in the company’s Form 8-K, 10-K, and 10-Q filings with the Securities and Exchange Commission. Due to these and other risks, the company’s future actual results could differ materially from those discussed above. These forward-looking statements speak only as of the date hereof, and, except as required by law, we undertake no obligation to publicly release updates or revisions to these statements whether as a result of new information, future events, or otherwise.

For More Information Contact:

Kevin Berry, Chief Financial Officer

California Micro Devices

408-934-3144

Media Contact

Jeremy Jacobs / Rachel Ferguson

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449

Investor Contact

Arthur Crozier / Larry Miller

Innisfree

212-750-5833

September 11, 2009

Bob Dickinson

Cal Micro Devices

490 N. McCarthy Blvd. #100

Milpitas, CA 95035

Bob,

Current management came to CalMicro in Fiscal 2002 when over 90% of CalMicro revenues came from mature markets in personal computers, telecom equipment, and other markets that CalMicro no longer participates in including unprofitable foundry production. CalMicro had equity per weighted share equivalent of $0.63, cash and restricted cash of $8 million, and debt of $9 million.

Today CalMicro has strong market positions and nearly 90% of its revenues in mobile phone, high brightness LED lighting, flat panel HD TV and other consumer products markets. Cal Micro has a very strong customer base including all of the top 5 mobile handset makers as well as leading consumer electronics companies. Despite navigating this difficult transition, CalMicro increased revenues over the four fiscal quarters ended June 30, 2009 by 49% since Fiscal 2002, and as of June 30, 2009, has a very clean balance sheet with equity per weighted share equivalent of $2.20 per share, $44.3 million in cash and has paid off all debt.

I support voting for the current board of directors in the current shareholder proxy vote.

Sincerely,

Alan Ainsley Hicks